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                                                                  Exhibit 3-1-4

                            SKY ALLAND RESEARCH, INC.

                             ARTICLES SUPPLEMENTARY

                  Sky Alland Research, Inc., a Maryland corporation having its principal office in Laurel, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SEVENTH of the Articles of Incorporation of the Corporation (the "Charter"), the Board of Directors has duly divided and classified 1,000 shares of the capital stock of the Corporation into a series designated Nonconvertible Callable Preferred Stock, Series B with a par value of five hundred seventy-five dollars ($575.00) per share (the "Preferred Stock") and has authorized the issuance of such series.

                  SECOND: A description of the Preferred Stock, including the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and other terms and conditions is as follows:

                    1. DIVIDEND PROVISIONS. The holders of shares of the Preferred Stock shall be entitled to receive no dividends until January 1, 1993. After such date, dividends shall accrue annually at the rate of 12% on the aggregate par value of the outstanding shares through 1993, 14% thereon through 1994, and 16% thereon thereafter, and shall be paid out of any assets legally available therefor annually on March 1 of each year after accrual thereof or sooner as may be herein required.

                    2. LIQUIDATION PREFERENCE.

                       (a) In the event of any other liquidation dissolution or winding up of the Corporation not involving a Business Combination as defined in paragraph 5(c) below, whether voluntary or involuntary (each, a "Liquidation"), the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or any other shares of capital stock ranking junior to the Preferred Stock by reason of their ownership thereof, an amount (the "Liquidation Preference") equal to 37.5% of Liquidation proceeds (after giving effect to payment of all accrued but unpaid dividends on any preferred stock in the Corporation) not


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to exceed $750,000; provided, however, if all of the 1,000 shares of Preferred
Stock are not issued and outstanding at the time of the Liquidation, the holders shall be entitled to receive a Liquidation Preference equal to the amount obtained by multiplying the lesser of 37.5% of Liquidation proceeds or $750,000 by the quotient obtained by dividing the number of shares of Preferred Stock outstanding at the time of the Liquidation by 1,000. The Liquidation Preference will be distributed on a pro rata basis to the holders of the Preferred Stock with all accrued but unpaid dividends thereon, if any.

                       (b) After the distribution described in subparagraph (a) has been paid, share of Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                    3. CONVERSION. The holders of the Preferred Stock shall have no right to convert shares of Preferred Stock into any other security of the Corporation.

                    4. VOTING RIGHTS. The holders of the Preferred Stock shall have no right to vote upon any matter which holders of Common Stock or holders of other capital stock are entitled to vote except as otherwise may be provided by law.

                    5. REDEMPTION.

                       (a) REDEMPTION AT THE OPTION OF THE CORPORATION. The Corporation may redeem, in whole or in part, the Preferred Stock at any time upon prior written notice thereof to the holders of the Preferred Stock, for the par value thereof (the "Redemption Value") plus all accrued but unpaid dividends thereon. If at the time of any such redemption there is more than one holder of such Preferred Stock, a redemption of less than 100% of the then outstanding Preferred Stock shall be made on a pro rata basis.

                       (b) NO REDEMPTION AT THE OPTION OF THE HOLDERS. The holders of the Preferred Stock shall have no right of redemption, except as provided in paragraph (c) below.

                       (c) MANDATORY REDEMPTION UPON CERTAIN BUSINESS COMBINATIONS. In the event of any Business Combination (as hereinafter defined) involving the Corporation, the Corporation shall redeem all of the outstanding shares of the Preferred Stock before engaging in such Business Combination upon the following terms:


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                       (i) DEFINITIONS.

                       (A) "Business Combination" shall mean:

                           (1) if the Corporation shall merge or consolidate
with or into another corporation and in such merger or consolidation more than 50% of the voting stock of the corporation surviving the merger or consolidation is owned beneficially by persons who were not stockholders of the Corporation immediately prior to such merger or consolidation; or

                           (2) if the Corporation shall sell all or
substantially all of its assets to any person except the beneficial owner of Preferred Stock; or

                           (3) if any person, or group of persons acting in
concert for the purpose, acquire shares of the Corporation's stock in a single or related series of transactions over a period of less than six months, whether from the Corporation or from stockholders of the Corporation, so that immediately after such transactions more than 50% of the voting stock of the Corporation is owned beneficially by persons who were not stockholders of the Corporation immediately prior to such transactions.

                       (B) "Redemption Amount" shall mean the proceeds paid to each holder of Preferred Stock and calculated as to each holder by multiplying the Redemption Price by the number of shares redeemed by such holder pursuant to a redemption under this paragraph 5(c).

                       (C) "Redemption Date" shall mean the date one day before the date of the consummation of the Business Combination giving rise to the redemption.

                       (D) "Redemption Price" shall mean $750.00 per share of Preferred Stock.

                       (ii) MECHANICS OF REDEMPTION. The Corporation shall give written notice by mail, postage prepaid, to all of the holders of the Preferred Stock of a redemption of the same pursuant to this paragraph 5(c) at least 20 days before consummating a Business Combination. The notice shall request the surrender to the Corporation of the certificate or certificates for the shares of Preferred Stock being redeemed. The Corporation shall, as soon as practicable after the tender of the certificate or certificates duly endorsed for transfer by the holders of the Preferred Stock, deliver to such holders, or to the nominee or nominees of such holders, the Redemption


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Amount for the number of shares of Preferred Stock which each holder shall have redeemed as aforesaid. Such redemption shall be deemed to have been made immediately prior to the close of business on the Redemption Date. Upon such redemption of the Preferred Stock, all dividends accrued through the Redemption Date but unpaid on the Preferred Stock shall be paid with the Redemption Amount as of the Redemption Date.

                       (iii) If the Corporation consummates a Business Combination within six months after the effective date of a redemption under paragraph 5(a) hereof, the Corporation will pay the holders of the shares redeemed within such time the difference between the Redemption Price and the Redemption Value for each share redeemed under paragraph 5(a).

                    6. STATUS OF REDEEMED STOCK. In the event any shares of Preferred Stock shall be redeemed pursuant hereto, the shares so redeemed shall be cancelled and shall not be reissued by the Corporation.

                  IN WITNESS WHEREOF, Sky Alland Research, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 3rd day of December, 1990.


ATTEST:                                SKY ALLAND RESEARCH, INC.


/s/ Suzanne T. Brennan                 By:/s/ J. Schuyler Alland
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Suzanne T. Brennan                        J. Schuyler Alland
Secretary                                 President


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                  THE UNDERSIGNED, President of Sky Alland Research, Inc., who
executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, acknowledges in the name and on behalf of the Corporation that the foregoing Articles Supplementary are the corporate act of the Corporation and certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

                                       /s/ J. Schuyler Alland
                                       ---------------------------
                                       J. Schuyler Alland